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                                                                   EXHIBIT 10.42


                           COMMERCIAL INTERTECH CORP.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
            (As Amended and Restated Effective as of January 1, 1996)

                                    ARTICLE I
                         ESTABLISHMENT AND CONSTRUCTION

1.1 ESTABLISHMENT. Commercial Intertech Corp. (the "Company") established, effective as of January 1, 1996, an unfunded deferred compensation plan on behalf of certain designated management or highly compensated employees ("Eligible Employees") of the company or any subsidiary ("Subsidiary") of the Company which has adopted the Pension Plan for Salaried Employees of Commercial Intertech Corp. ("Pension Plan"). This document amends and restates the provisions of such plan effective January 1, 1996 and shall be known as the "Commercial Intertech Corp. Supplemental Executive Retirement Plan" (the "SERP").

1.2 PURPOSE. The Company maintains the Pension Plan which is intended to meet the requirements of a "qualified" retirement plan under Section 401(a) of the Internal Revenue Code of 1986. The Pension Plan contains certain restrictions required by the Code that sometimes result in a diminution of benefits available to certain highly compensated employees. This SERP is established to replace benefits lost due to this diminution for Eligible Employees or upon a Change of Control. Also, this SERP is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

1.3 APPLICATION OF SERP. The terms of this SERP are applicable only to Eligible Employees who are in the active employ of the Company or any Subsidiary on or after January 1, 1996.


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                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. The following terms shall have the meaning stated below unless the context clearly indicates otherwise.

         (a)      "COMPENSATION COMMITTEE" means the Committee described in
                  section 5.1 of this SERP, which has been delegated the authority to administer this SERP.

         (b) "PARTICIPANT" means a person who has satisfied the requirement of section 3.1.

         Unless the context clearly indicates otherwise, terms not defined in this document shall have the meaning specified in the Pension Plan (if defined therein). Where the defined meaning is intended, the term is capitalized.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

2.3 EMPLOYMENT RIGHTS. Establishment of the SERP shall not be construed to give any Participant the right to be retained by the Company or any Subsidiary or to any benefits not specifically provided by the SERP.

2.4 SEVERABILITY. In the event any provision of the SERP shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the SERP, but the SERP shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the SERP.

2.5 APPLICABLE LAW. This SERP is fully exempt from Titles II, III and IV of ERISA. The SERP shall be governed and construed in accordance with Title I of ERISA and the laws of the State of Ohio.



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                                   ARTICLE III
                                  PARTICIPATION

3.1 ELIGIBILITY TO PARTICIPATE. Each Member of the Pension Plan who is designated by the Compensation Committee as eligible to participate in this SERP shall be a Participant in this SERP and shall be eligible to receive benefits hereunder. Each such person shall be set forth in the schedule of Appendix I attached hereto. The Compensation Committee may designate, on the schedule in Appendix II attached hereto, certain Participants as "Group A" Participants who have all of the rights of Participants as well as additional rights defined in this Plan. The Compensation Committee may, in its sole discretion, create additional groups for certain participants, granting or redefining rights as it deems appropriate. The Compensation Committee may designate, on the schedule in Appendix III attached hereto, certain Members of the Pension Plan as "Group B Participants" who shall have certain limited rights effective upon Change of Control, as defined herein.






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                                   ARTICLE IV
                                    BENEFITS

4.1 AMOUNT OF RETIREMENT BENEFITS. Benefits will commence to a Participant, at the election of the Participant as provided in Section 4.2, and shall equal the excess, if any, of (a) minus (b) where:

         (a) is the Participant's benefit calculated under the Pension Plan as if the provisions of the Pension Plan were administered without regard to the benefit and compensation limitations found in Code Sections 415 and 401(a)(17); and

         (b) is the actual limited Pension Plan benefit which is payable to such Participant.

4.2 FORM AND COMMENCEMENT OF BENEFITS. Benefits payable under this SERP shall be paid in the same manner and form, and at the same time as benefits payable under the Pension Plan. In the event of the Participant's death prior to commencement of benefits under this Plan, the Participant's Spouse will receive a benefit from this Plan calculated in conjunction with the Pre-Retirement Survivor Annuity under the Pension Plan.

4.3      CHANGE OF CONTROL.

         (a) "Change of Control" shall have the meaning as defined in the agreement providing severance compensation to the Participant upon a change in the control of the management of the Company then existing between the Company and such Participant (the "Severance Compensation Agreement"). In the event of a Change of Control, a monthly benefit shall be payable to the Participant equal to the benefit calculated in Subsection 4.1(a) above adjusted as follows:

                  (i) Compensation for a Group A Participant, for purposes of this Section 4.3, shall mean Compensation as defined in the Pension Plan and shall include annual bonuses paid under the target award programs ("SEIP" and "SMTIP), determined without regard to the limitations of Section 401(a)(17) of the Code. Compensation, for purposes of this Section 4.3, shall not include the premium under the stock payout option of the target award programs. For all other Participants, Compensation, for purposes of this
                           Section 4.3, shall mean Compensation as defined in the Pension Plan determined without regard to Section 401(a) (17) of the Code.

                  (ii) For purposes of this Section 4.3, Service and Credited Service, as defined in the Pension Plan, shall include any additional service granted under the Severance Compensation Agreement, and the granting of such service shall be solely defined by the terms and conditions of such agreement.

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         (b)      In the event of a Change of Control, a monthly benefit shall be payable to a Group B Participant equal to the excess, if any, of (a) minus (b) where:

                  (a) is the Group B Participant's benefit under the Pension Plan calculated using the definitions of Service and Credited Service including any additional service granted under the Severance Compensation Agreement, and the granting of such service shall be defined solely by the terms and conditions of such agreement: and

                  (b) is the actual Pension Plan Benefit which is payable to such Participant.

                  The provisions of this Plan concerning form and commencement of benefits shall apply equally to Participants and Group B Participants.

         (c) Unless the Participant elects to defer the commencement of benefits to a later date, benefits under this Section 4.3 shall be payable to the Participant, beginning on the first day of the month coincident with or next following his separation from service with the Company or a Subsidiary.

         (d) Benefits payable under this Section 4.3 shall be paid in the same manner as benefits payable under the Pension Plan. However, in the sole discretion of the Participant, any benefit due to the Participant under the Plan may be paid in any of the forms of benefit payments available to the Participant under the Pension Plan or in the form of annual installments for a specified period of years. Each alternate form of payment shall be the Actuarial Equivalent of a single life annuity. Additionally, a Participant may elect to have a benefit due under this Section 4.3 paid in a single lump sum payment, provided notice thereof is received by the Compensation Committee prior to separation from service. The lump sum shall be the present value of the annuity calculated under this Plan using the basis defined below that produces the largest lump sum amount:

                  (1) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date of the Participant's election, or

                  (2) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date six (6) months prior to the date of the Participant's election, or

                  (3) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month in which the Participant's election occurs, or

                  (4) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section

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                           417(e)(3) for the month which is six (6) months prior
                           to the Participant's election.

The Participant may elect any combination of form of benefits not exceeding two
(2).

4.4 EARLY DISTRIBUTION. Notwithstanding any other provision in this Plan, the Company shall make distributions to the Participant before such distributions otherwise are payable under this Plan if it determines upon the advice of counsel, based on a change in the Code, a published ruling or similar announcement issued by the Internal Revenue Service ("IRS"), a regulation issued by the Secretary of the Treasury or his delegate, a decision of a court of competent jurisdiction involving the Participant or a closing agreement involving the Participant that is approved by the IRS, that the Participant has recognized or will recognize income for federal income tax consequences with respect to amounts that are or will be distributable to him.





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                                    ARTICLE V
                               GENERAL PROVISIONS

5.1 ADMINISTRATION. This SERP shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this SERP as the plan administrator under the Pension Plan has under such Pension Plan.

5.2 FINALITY OF DETERMINATION. Except with respect to questions arising from benefits payable upon a Change of Control, the determination of the Compensation Committee as to any disputed questions arising under this SERP, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

5.3 EXPENSES. The expenses of administering the SERP shall be borne by the Company.

5.4 INDEMNIFICATION AND EXCULPATION. The members of the Compensation Committee, its agents and officers, directors and employees of the Company and the Subsidiaries shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this SERP and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

5.5 FUNDING. While all benefits payable under the SERP constitute general corporate obligations, the Company shall establish a master rabbi trust for the benefit of each Participant, which trust shall be subject to the claims of the general creditors of the Company (and of any Subsidiary which has employed the Participant and become obligated under the SERP) in the event of such corporation's insolvency, to be used as a reserve for the discharge of the Company's or Subsidiary's obligations under the SERP to such Participant. The Company shall contribute to such trust an amount sufficient to fund the aggregate present value of all liabilities potentially owed to the Participant under this Plan and such funding shall occur no later than the date on which a Change of Control occurs. Any payments made to a Participant under the trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company or Subsidiary. The amounts payable under the SERP shall be reflected on the accounting records of the Company or Subsidiary but shall not be construed to create or require the creation of a trust, custodial or escrow account, except as described above in this section. No Participant (or Spouse of a Participant) shall have any right, title or interest whatever in or to any investment reserves, accounts, or funds that the Company or any Subsidiary may purchase, establish or accumulate to aid in providing benefits under this SERP. Nothing contained in this SERP, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company or any Subsidiary and a Participant or any other person, except as

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         described above in this section. Neither a Participant nor Spouse of a
         Participant shall acquire any interest greater than that of an unsecured creditor.

5.6 CORPORATE ACTION. Any action required of or permitted by the Company or any Subsidiary under this SERP shall be by resolution of its Board of Directors or any person or persons authorized by resolution of such Board of Directors.

5.7 INTERESTS NOT TRANSFERABLE. The interests of the Participants and their Spouses under the SERP are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

5.8 EFFECT ON OTHER BENEFIT PLANS. Amounts credited or paid under this SERP shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company or any Subsidiary. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

5.9 TAX LIABILITY. The Company or Subsidiary may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as such employer may reasonably estimate to be necessary to cover any taxes for which the Company or Subsidiary may be liable and which may be assessed with regard to such payment.

5.10 LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Participant may incur as a result of the Company's or any Subsidiary's contesting the validity, enforceability or the Participant's interpretation of, or determinations under, this SERP.

5.11 SUCCESSORS AND ASSIGNS. This Plan and all of the obligations hereunder shall be binding on the successors and assigns of the Company.





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                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

The Company by action of this Board of Directors reserves the right to amend this SERP from time to time or to terminate the SERP at any time, but without the written consent of each Participant, no such action may reduce or relieve the Company or any Subsidiary of any obligation with respect to any benefit accrued under the SERP by such Participant as of the date of such amendment or termination.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this 25 day of September, 1996.

                                        COMMERCIAL INTERTECH CORP.
                                        By:    /s/ Paul J. Powers
                                        Name:  Paul J. Powers
                                        Title: Chief Executive Officer





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                                   APPENDIX I

The Compensation Committee has appointed the following Members of the Pension Plan to be Participants in this SERP:

Bruce C. Wheatley
Hubert Jacobs van Merlen
Gilbert M. Manchester
John Gilchrist
Robert A. Calcagni







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                                   APPENDIX II

The Members of the Pension Plan who are Group A Participants in this SERP are:

Bruce C. Wheatley
Hubert Jacobs van Merlen
Gilbert M. Manchester






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                                  APPENDIX III

The Compensation Committee has appointed the following Members of the Pension Plan to be Group B Participants in this SERP:

Edward K. Barnard
William W. Cushwa
J. Patrick Downey
Steven J. Hewitt
Kenneth W. Marcum
Patrick C. Reardon
Shirley M. Shields
Kenneth E. Stumbaugh






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